Exhibit 10.11

AMENDMENT NO. 1 TO

EMPLOYMENT OFFER LETTER

This Amendment No. 1 to Employment Offer Letter (this “Amendment”), dated as of October 26, 2020 and effective as of October 1, 2020 (the “Amendment Effective Date”), is entered into by and between LiveXLive Media, Inc., a Delaware corporation (the “Company”), and Aaron Sullivan (the “Employee”). The Company and the Employee shall collectively be referred to herein as the “Parties”. Capitalized terms used in this Amendment but not defined herein have the meanings ascribed to them in the Offer Letter (as defined below).

WHEREAS, the Parties have previously executed that certain employment Offer Letter, dated as of March 6, 2019 (the “Offer Letter”);

WHEREAS, the Parties now desire to amend the terms of the Offer Letter as set forth herein; and

WHEREAS, pursuant to Section 7 of the Offer Letter, the Offer Letter may be amended by the Parties pursuant to a written instrument duly executed by each of the Parties.

NOW, THEREFORE, in consideration of the representations, warranties, covenants, agreements and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

Section 1. Amendments to the Offer Letter.

(a) Section 1(A) of the Offer Letter is hereby amended and restated in its entirety to read as follows:

“A. Salary. During your employment with the Company as provided in this offer of employment, the Company will pay you a cash salary at the following applicable rates: (i) during the period starting on March 26, 2019 and ending September 30, 2020 at the rate of One hundred Eighty Five Thousand Dollars ($185,000) per year; and (ii) from and after October 1, 2020 at the rate of Two Hundred Thousand Dollars ($200,000) per year, payable in accordance with the Company’s standard payroll policies, including compliance with applicable withholding. The first and last payment by the Company to you will be adjusted, if necessary, to reflect a commencement or termination date other than the first or last working day of a pay period.”

(b) In addition to any other equity-based compensation or equity awards that the Company has granted to the Employee prior to the Amendment Effective Date, the Company shall grant to the Employee, as soon as practicable following the date hereof, under the Company’s 2016 Equity Incentive Plan (as amended, the “Plan”) an additional twenty five thousand (25,000) of the Company’s restricted stock units (the “Additional RSUs”). The Additional RSUs grant will be evidenced by the Company’s standard Restricted Stock Units Agreement that will specify such other terms and conditions as the Company’s board of directors (the “Board”), in its sole discretion, will determine in accordance with the terms and conditions of the Plan, including all terms, conditions and restrictions related to the grant and the form of payout. 50.0% of the Additional RSUs shall vest on the first anniversary of the Amendment Effective Date (the “Initial Vesting Date”) and the remaining 50.0% of the Additional RSUs shall vest on the second anniversary of the Amendment Effective Date (the “Second Vesting Date” and together with the Initial Vesting Date, each a “Vesting Date”), provided that the Employee is continuously employed by the Company through the applicable Vesting Date. Each vested Additional RSU shall be settled by delivery to the Employee of one share of the Company’s common stock, $0.001 par value per share, per vested Additional RSU on the first to occur of: (i) immediately prior to and conditioned upon the consummation of a Change of Control, (ii) promptly following the applicable Vesting Date, and (iii) the date of Employee’s death or disability. By signing this Amendment, Employee acknowledges receipt and understands the terms of the Company’s Insider Trading Policy.

Notwithstanding the foregoing, in the event of a Change of Control, the Additional RSUs shall become vested as to fifty percent (50%) of the then unvested Additional RSUs immediately prior to and conditioned upon the consummation of a Change of Control. In order to be eligible for such acceleration of vesting benefit, you must execute the Company’s standard form of release of all claims agreement. The Company may withhold from any amounts payable hereunder any applicable federal, state, and local taxes that the Company is required withhold pursuant to any applicable law.

(c) Except for the amendments expressly set forth in this Section 1, the text of the Offer Letter shall remain unchanged and in full force and effect.

Section 2. Miscellaneous. The provisions of Section 7 of the Offer Letter are incorporated herein by reference.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have entered into and signed this Amendment as of the date and year first above written.

COMPANY:

LIVEXLIVE MEDIA, INC.

By:	/s/ Jerome N. Gold
Name:	Jerome N. Gold
Title:	Interim CFO

EMPLOYEE:

Aaron Sullivan

/s/ Aaron Sullivan
(signature)

3